UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): June 28, 2007
HYPERTENSION DIAGNOSTICS, INC
(Exact name of Registrant as specified in its charter)

Minnesota	0-24635	41-1618036

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2915 Waters Road, Suite 108
Eagan, Minnesota		55121

(Address of principal
executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 651-687-9999

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
SIGNATURE

Items 1.01 through 7.01 and 9.01 are not applicable and therefore omitted.
Item 8.01 Other Events.
     On June 28, 2007, Hypertension Diagnostics, Inc (“HDI”) agreed to extend the expiration of the exercise date of its remaining 50% Warrant B warrants to purchase shares of its common stock, $0.01 par value per share, and Series A Convertible Preferred Stock, $0.01 par value per share, which were initially exercised on or before June 23, 2006 (collectively, the “Remaining Warrants”) and were granted in connection with HDI’s private offering which closed on August 28, 2003. The Remaining Warrants, which would have expired on June 29, 2007, were extended to expire on September 28, 2007.
     Additionally, on June 28, 2007, HDI agreed to extend the expiration of the exercise date of its Warrant B warrants, from June 29, 2007 to September 28, 2007, to purchase shares of its common stock, $0.01 par value per share, and Series A Convertible Preferred Stock, $0.01 par value per share (collectively, the “February B Warrants”), granted in connection with HDI’s private offering which closed on February 9, 2004. For those holders who exercise with respect to at least fifty percent (50%) of the shares underlying their February B Warrants by September 28, 2007, HDI has agreed to extend the expiration of the exercise date of the remaining 50% of those February B Warrants to December 28, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERTENSION DIAGNOSTICS, INC.
By /s/ Mark N. Schwartz
Its Chairman of the Board and Chief
Executive Officer

Dated: June 29, 2007